Exhibit 23.  Consent of Arthur Andersen LLP.


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference to the registration statement of Rite Aid Corporation (No. 33-63794) of our report dated December 13, 1994, (except with respect to the agreement entered into with Rite Aid Corporation, as to which the date is December 27,
1994) included in Perry Drug Stores, Inc.'s Form 10-K for the year ended October 31, 1994.


                                         ARTHUR ANDERSEN LLP

                                         /s/ ARTHUR ANDERSEN LLP

April 19, 1995